UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0460133
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Imperva, Inc., a Delaware corporation (“Company”), in connection with the transfer of the listing of its Common Stock, par value $0.0001 per share (“Common Stock”) from the New York Stock Exchange to The NASDAQ Global Select Market of The NASDAQ Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference the description of the Company’s Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Company’s prospectus dated November 8, 2011 filed by the Company with the Securities and Exchange Commission on November 9, 2011 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMPERVA, INC.

Date: December 7, 2016	By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer